Exhibit 10.4

SECOND AMENDMENT TO AMENDED AND RESTATED POOLING AGREEMENT

This Second Amendment to the Amended and Restated Pooling Agreement, dated as of August 16, 2005 (this “Amendment”), is among HUNTSMAN RECEIVABLES FINANCE LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), HUNTSMAN (EUROPE) BVBA, a corporation organized under the laws of Belgium (in its capacity as master servicer, the “Master Servicer”), and J.P. MORGAN BANK (IRELAND) PLC, (f/k/a CHASE MANHATTAN BANK (IRELAND) plc), a banking institution organized under the laws of Ireland, not in its individual capacity, but solely as trustee (in such capacity, the “Trustee”).

WHEREAS, the parties hereto have previously entered into Amended and Restated Pooling Agreement, dated as of June 26, 2001, as further amended by the First Amendment to the Pooling Agreement, dated October 21, 2002 (as so amended, the “Pooling Agreement”);

WHEREAS, pursuant to Section 10.01(a) of the Pooling Agreement, the Pooling Agreement may be amended in writing from time to time by the Master Servicer, the Company and the Trustee with the written consent of the Funding Agent and without the consent of any Holder under certain circumstances;

WHEREAS, the parties hereto desire to amend the Pooling Agreement as set forth herein to correct a provision therein;

NOW, THEREFORE, the Company, the Master Servicer and the Trustee, with the consent of the Funding Agent, hereby agree as follows:

1.             Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling Agreement.

2.             The definition of “Appropriate Rating” set forth in Annex X to the Pooling Agreement shall be amended by deleting the existing definition in its entirety and replacing it with the following:

“Appropriate Rating”“ shall mean (i) the rating required to maintain the existing rating, whether direct or indirect, on each Outstanding Series of Investor Certificates and if no such rating exists for such Series of Investor Certificates then (ii) a rating at a level agreed upon between the Company and the Trustee acting at the direction of the Funding Agent(s).”

3.             The definition of “Rating Agency” set forth in Annex X to the Pooling Agreement shall be amended by deleting the existing definition in its entirety and replacing it with the following:

““Rating Agency” shall mean, with respect to each Outstanding Series, any rating agency or agencies designated as such in this Annex X; provided that (i) in the event that no Outstanding Series has been rated, whether directly or indirectly, then for purposes of the definitions of “Eligible Institution” and “Eligible Investments”, “Rating Agency” shall mean S&P and Moody’s; (ii) except as provided in (i), in the event that no Outstanding Series has been rated, whether directly or indirectly, any reference to “Rating Agency” or the “Rating Agencies” shall be deemed to have been deleted from the Pooling Agreement, except that references to the term “Rating Agency Condition” shall not be deemed deleted, but shall be modified as set forth under the definition of such term.”

4.             The definition of “Rating Agency Condition” set forth in Annex X to the Pooling Agreement shall be amended by deleting the existing definition in its entirety and replacing it with the following:

““Rating Agency Condition” shall mean, with respect to any action, that each Rating Agency shall have notified the Company, the Master Servicer, any Funding Agent, and the Trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating, whether direct or indirect, of any Outstanding Series or any Class of any such Outstanding Series with respect to which it is a Rating Agency; provided that in the event that an Outstanding Series has not been rated, whether directly or indirectly, any reference to a “Rating Agency Condition” shall be deemed to be a reference to the consent of holders representing not less than 50% of the Invested Amount of such Series with respect to such action.”

5.             Except as expressly amended by this Amendment, the Pooling Agreement is ratified and confirmed in all respects and the terms, provisions and conditions thereof are and shall remain in full force and effect.

6.             In the event that any of the provisions of this amendment is inconsistent with any terms of the Pooling Agreement or the Base Indenture among Huntsman International Asset-Backed Securities Ltd, Chase Manhattan Bank (Ireland) plc and The Chase Manhattan Bank, London Branch, dated as of June 26, 2001(the “Base Indenture”), or adversely affects the interests of the Holders of any Notes (as defined in the Base Indenture) in any material respect, the original terms of the Pooling Agreement shall control.

7.             THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

8.             This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

This Second Amendment to Pooling Agreement shall amend the Pooling Agreement effective as of the date hereof.

HUNTSMAN RECEIVABLES		HUNTSMAN (EUROPE) BVBA,
FINANCE LLC,		as Master Servicer
as the Company

By:	/s/ Sean Douglas	By:	/s/ Peter Michiels
	Authorized Signatory		Authorized Signatory

	Name: Sean Douglas		Name: Peter Michiels
	Title: Vice President and Treasurer		Title: Manager

J.P. MORGAN BANK (IRELAND) PLC		By:	/s/ Christopher Struyvelt
not in its individual capacity but
solely as Trustee			Name: Christopher Struyvelt
Title: Manager

By:	/s/ [Authorized Signatory]
Authorized Signatory

Name:
Title:

CONSENTED TO:

JPMORGAN CHASE BANK,
as Funding Agent,

By:	/s/ Stephanie Wolf
Name: Stephanie Wolf
Title: Managing Director